ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (this "Agreement") is made as of June 21, 2004, by and between Global Axcess Corp, a Nevada corporation ("Buyer"), Family Heritage Estate Portfolio, Inc., a Pennsylvania corporation ("FHEP" or "Seller"), William L. Atkinson ("Atkinson"), James R. Walker ("Walker"). Buyer and FHEP are sometimes referred to individually as a "Party" and together as "Parties."


                             PRELIMINARY STATEMENTS:

     FHEP is a party to various agreements with Buyer's affiliate Nationwide Money Services, Inc. ("NMS"), pursuant to which FHEP was given the right to place ATMs and receive revenues therefrom at approximately 106 locations located at various retail establishments operating under the names Cumberland Farms, Kash n' Karry, and Food Lion (the "Placement Agreements").

     FHEP is a party to agreements with various other merchants for the placement and processing of transactions for 6 ATM locations, and FHEP is the responsible organization for the phone lines used in connection with the operation of the ATM at two of such locations (collectively, the "Processing Merchant Agreements," and together with the Placement Agreements, the "Merchant Agreements"). Exhibit 4.1(d) sets forth details regarding the Merchant Agreements including the dates of each such contract.

     Pursuant to a general assignment for the benefit of creditors and the appointment of a liquidating receiver under Section 1985 of the Pennsylvania Business Corporation Law of 1988, as amended ("PaBCL"), the Allegheny County Court of Common Pleas (the "Court") by order dated October 14, 2003, approved the appointment of Inglewood Associates, Inc., a Pennsylvania corporation as receiver for FHEP ("Receiver").

     Seller desires to assign and sell, and Buyer has agreed to assume and purchase, (i) all of Seller's rights and obligations in and to the Processing Merchant Agreements, (ii) the ATMs installed in merchant locations covered under the Merchant Agreements, (iii) all of Seller's rights and obligations in and to the phone lines in which Seller is the responsible organization and used in connection with the Merchant Agreements, and (iv) certain ancillary agreements, in each case, subject to the terms and conditions contained in this Agreement.

     Following an introduction by Seller, Buyer, through its affiliate NMS, commenced discussions with Parkhurst Corporation ("Parkhurst") regarding the placement and operation of Seller's ATMs at up to 60 separate restaurants operated by Parkhurst under the Eat `n' Park brand name. Such discussions are presently expected to result in a definitive agreement by and between Buyer and/or NMS and Parkhurst containing substantially the terms set forth on Addendum A attached hereto (the "Eat `n' Park Agreement").

         NOW, THEREFORE, in consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

1. PURCHASED ASSETS; EXCLUDED ASSETS; ASSUMPTION OF LIABILITIES.

1.1 Purchased Contract and ATM Rights. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3.1), Seller will sell to Buyer, and Buyer will purchase from Seller, (i) all of Seller's right, title and interest in and to the Processing Merchant Agreements, (ii) all right, title and interest in and to the ATMs located in active merchant locations covered under the Merchant Agreements, (iii) all rights in the use of the phone lines for which Seller is responsible and which are used in connection with the Merchant Agreements, (iv) Seller's rights to all telephone numbers used by Seller for ATM host communications and transaction processing in connection with the Merchant Agreements, all as more fully detailed on Exhibit 4.1(d) and (v) prepayments of expenses covering periods beyond the Closing Date associated with operating the ATMs (collectively, the "Purchased Assets"). Seller shall transfer the Purchased Assets free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind. In addition, effective on the Closing Date, the Placement Agreements shall terminate and be of no further force or effect; provided that each of NMS and Seller shall remain liable for any breaches thereunder arising on or occurring prior to the Closing Date.

1.2 Limited Liabilities Assumed. Buyer, effective as of the Close Date, will assume Seller's rights and obligations arising on or after the Closing Date under the Processing Merchant Agreements identified on Exhibit 4.1(d) attached hereto and in and to the agreements for phone lines used in connection with the Merchant Agreements. Subject to the preceding sentence or except as otherwise expressly set out in this Agreement, the parties acknowledge that the Buyer assumes no other obligations or liabilities of the Seller.

2. PURCHASE PRICE

2.1 Purchase Price; Payment. Subject to Section 2.2, the consideration to be paid by Buyer to Seller for the Purchased Assets will be Nine Hundred Fourteen Thousand Dollars ($914,000) (the "Purchase Price"). Eight Hundred Twenty-Two Thousand Six Hundred Dollars ($822,600) of the Purchase Price shall be paid to Receiver in cash or other immediately available funds at Closing. The remaining Ninety-One Thousand Four Hundred Dollars ($91,400) of the Purchase Price (the "Holdback") will be held by Smith, Gambrell & Russell, LLP, as escrow agent , for a period of six months following the Closing to secure Seller's obligations hereunder. The Holdback shall be maintained by the Escrow Agent pursuant to the terms of an Escrow Agreement substantially in the form of Exhibit 2.1 hereto (the "Escrow Agreement"). Buyer will advise Seller in advance of its causing any of the escrowed funds to be disbursed other than in payment of the deferred Purchase Price to Seller, allowing Seller no less than twenty days to attempt to eliminate, in whole or in part, the reason for the intended disbursement from the escrow fund. Promptly (not more than ten (10) business days) after the six month anniversary of the Closing Date, Buyer will instruct Escrow Agent to remit to Seller any portion of the Holdback that remains in Escrow Agent's possession, in excess of the amount of any claims made by Buyer pursuant to the Escrow Agreement. In case of a dispute regarding the Holdback amount, the portion of the Holdback not in dispute will be remitted to Seller within ten (10) business days after expiration of such six-month period. In the event the dispute regarding the Holdback amount is not resolved in ten (10) business days then the issue of the disputed portion of the Holdback will be referred to an arbitrator mutually agreed upon by both parties. The Holdback shall not be construed as a limitation of Seller's liability hereunder, and Seller shall remain liable for any obligations hereunder in excess of the Holdback.

2.2 Additional Consideration. If the Eat `n' Park Agreement is executed substantially upon the terms set forth on Addendum A by Buyer and/or any of its affiliates on or before the first anniversary of the Closing(i) Buyer shall pay Seller Eighty Thousand Dollars ($80,000) in cash or other immediately available funds (the "Additional Consideration") and (ii) Seller will transfer the assets described in Addendum A pursuant to transfer document(s) satisfactory to Buyer, in each case, immediately upon the execution of such Agreement. Such Additional Consideration shall be in addition to the Purchase Price referred to in the immediately foregoing section.

2.3 Merchant Obligations. Seller will be responsible for any and all expenses that accrue or arise under the Merchant Agreements on or prior to the Closing Date. Seller is to provide Buyer with a copy of all vendor invoices relating to the time period up to the Closing Date that are unpaid as of the Closing Date, and a copy of all vendor invoices received by it thereafter that relate to the Purchased Assets. Seller will be liable and ultimately pay for all such expenses on their due date if such due date is prior to the Closing, or, if such due date has occurred after the Closing and such expenses have not been paid timely by Seller, Buyer will be entitled to pay such claims out of the Purchase Price and/or Holdback.

2.3 Taxes. All transfer, sales or similar tax due as a result of this transaction will be paid by Seller at the Closing and, if not so paid, shall remain Seller's obligation.

3. CLOSING.

3.1 Closing Date. Subject to the terms and conditions of this Agreement, the closing of the transactions (the "Closing") contemplated by this Agreement and the Non-Competition Agreement(s), Escrow Agreement, Assignment and Assumption Agreement and Bill of Sale (collectively, the "Related Agreements") shall occur at a mutually acceptable place and time within five days after the last of the conditions to Closing set forth in Sections 7.1 and 7.2 have been satisfied or waived by the Party or Parties entitled to waive the same, or such other date and time as to which Buyer and Seller may agree in writing; provided that, at Buyer's option, the Closing may take place on the last day of the month in which the conditions set forth in Sections 7.1 and 7.2 have been satisfied (the "Closing Date"); provided, further, however, that if the Closing has not occurred by August 31, 2004, then either party may terminate this Agreement upon prompt notification to the other party.

3.2 Actions to be Taken at the Closing. At the Closing, the Parties will take the following actions and deliver the following documents:

     (a)  Seller will deliver to Buyer:

          (i) a duly executed Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 3.2(a)(i).

          (ii) A duly executed Escrow Agreement, in substantially the form attached hereto as Exhibit 2.1.

          (iii) a duly executed bill of sale, in substantially the form attached hereto as Exhibit 3.2(a)(ii)

          (iv) all required consents of third parties to the sale, conveyance, transfer, assignment and delivery of the Purchased Assets, including, without limitation, the consent of the merchants party to the Processing Merchant Agreements.

          (v) a non-compete agreement in favor of Buyer duly executed by Seller in substantially the form attached hereto as Exhibit 3.2(a)(iv).

          (vi) a good standing certificate of FHEP (dated within 10 business days prior to the Closing Date), certified by the Secretary of the State of Pennsylvania.

          (vii) a certificate of the Seller certifying as to the truth and correctness of Seller's representations and warranties to the best of Seller's knowledge as of the Closing Date and that all of Seller's obligations that are to be performed prior to Closing have been performed.

          (viii) an opinion of legal counsel for Seller, substantially in the form attached hereto as Exhibit 3.2(a)(viii).

          (ix) all original Processing Merchant Agreements and satisfactory evidence of the termination of all Placement Agreements.

          (x) official notification to investors and/or owners of FHEP, the Michigan Attorney General, and any other interested party ("Interested Parties") approved by the Court regarding this Agreement and the transactions contemplated hereby.`

          (xi) An order of court issued by the Court of Common Pleas, Allegheny County, approving this Agreement and authorizing Seller to consummate the transactions contemplated herein (the "Court Order"). The Court Order shall state that upon consummation of the transactions contemplated herein, all parties, other than Buyer, shall be divested of any claim, lien, encumbrance or other interest any such party may have in and to the Purchased Assets and shall also provide that all liens of such parties, if any, shall attach to the proceeds of the sale contemplated herein.

          (xii) notification in form and substance satisfactory to Buyer directed to the phone companies instructing them to transfer the rights and use of the phone lines described in Section 1.1(iii) to Buyer or its designee.

          (xiii) written notice satisfactory to Buyer, directed to the other contracting parties to the Processing Merchant Agreements and the other parties to vendor agreements relating to the Merchant Agreements notifying them of the assignment and assumption of the Processing Merchant Agreements and the termination of the Placement Agreements.

          (xiv) a certificate executed by the Receiver substantially in the form attached hereto as Exhibit 3.2(a)(xiv).

(b) Buyer will deliver to Receiver:

          (i) a duly executed Assignment and Assumption Agreement in substantially the form attached as Exhibit 3.2(a),

          (ii) a duly executed Escrow Agreement in substantially the form attached hereto as Exhibit 2.1,

          (iii) the Purchase Price (as adjusted, if applicable, pursuant to Section 2.2 hereof) excluding the Holdback,

          (iv) a Bill of Sale in substantially the form attached hereto as
     Exhibit 3.2(a)(ii),

          (v) a secretary's certificate, certifying resolutions of the board of directors of Buyer approving the purchase of the Purchased Assets,

          (vi) an officer's certificate certifying as to the truth and correctness of Buyer's representations and warranties to the best of Buyer's knowledge as of the Closing Date and that all of Buyer's obligations that are to be performed prior to Closing have been performed.

(c) Buyer will deliver the Holdback to the Escrow Agent.

     (d) Atkinson, Walker will deliver to Buyer (i) non-compete agreements in favor of Buyer executed by them and (ii) the officers' certificates in substantially the form attached hereto as Exhibit 3.2(a)(iv).

     (e) The Parties will take such other actions and will execute and deliver such other instruments, documents and certificates as are required by the terms of this Agreement and the Related Agreements or as may be reasonably requested by any Party in connection with the consummation of the transactions contemplated herein.

4. REPRESENTATIONS; WARRANTIES.

4.1 Seller Representations. Seller or Receiver, as the case may be, severally and not jointly, represent and warrant to Buyer as of the Closing Date as follows:

     (a) Each of FHEP and Receiver are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Receiver has full power and lawful authority, subject only to the approval of the Court, to enter into this Agreement and all Related Agreements, and consummate the transactions contemplated hereby and thereby.

     (b) The execution, delivery and performance of this Agreement and the Related Agreements by Seller have each been duly authorized and approved by the Court. This Agreement constitutes, and when executed by Receiver, on behalf of Seller, the Related Agreements each will constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms. Seller's execution, delivery and performance of this Agreement and the Related Agreements will not (i) constitute a violation of any order, judgment or decree by which Seller is bound or affected, or a breach or violation of any law, rule or regulation, or (ii) result in a breach or default under any of the Purchased Assets or the creation of any lien or charge thereon. Receiver is the duly authorized, court-appointed receiver for Seller. Mark DuMars is a duly authorized officer of Receiver.

     (c) No consent, license, approval or authorization of, or filing, registration or waiver or other action by, any governmental authority or any third party is or will be required in connection with the execution, delivery or performance by Seller of this Agreement or the Related Agreements except those consents which Seller shall deliver to Buyer before Closing.

     (d) Exhibit 4.1(d) sets forth a complete list of all of the Processing Merchant Agreements to which Seller is a party and details regarding all of the ATMs owned by Seller and in use at locations covered under the Merchant Agreements, all of which are being sold to Buyer hereunder. Seller has delivered to Buyer a true and correct copy of each contract included in the Purchased Assets. Each contract included in the Purchased Assets is valid and enforceable in accordance with its terms against Seller and, to the best of Seller's knowledge, against the other party or parties thereto. Except as set forth on
Schedule 4.1(d), there is no suit or proceeding pending or, to the best of Seller's knowledge, threatened, relating in any way to, any contract included in the Purchased Assets, or that could otherwise impair Seller's ability to perform its obligations hereunder. Neither Seller nor, to the best of Seller's knowledge, any other party thereto is in breach of or in default under any contract included in the Purchased Assets nor has any notice or claim with respect to any breach or default thereunder been given, except for the breach by FHEP of its obligations to pay investors in FHEP's contracts described as franchises and partnerships their monthly investment income. Receiver has not made any oral representations or warranties to any person with respect to the Purchased Assets, nor has it offered to provide any services other than what has already been stated in the Merchant Agreements and other than pursuant to previously disclosed discussions with Parkhurst regarding the Eat `n' Park Agreement.

     (e) Set forth on Exhibit 4.1(e) is a calculation of an estimate of the average monthly income generated by transactions for ATMs processed under the Merchants Agreements. The estimate is based upon the (i) average surcharge transactions per location, (ii) average total transactions per location, and
(iii) the average interchange revenue for total number of transactions for each reporting period. Seller represents that, to the best of its knowledge, the average monthly transactions, surcharge revenues, and interchange revenues reflected on Exhibit 4.1(e) are true and accurate averages for each such item, all as calculated from April 1, 2003 through March 31, 2004.

     (f) To the best of Seller's knowledge, all financial information relating to the Purchased Assets that has been provided by Seller in accordance with the historical methods of accounting consistently applied by Family Heritage. Neither Seller nor Receiver makes any representation that Seller's historical accounting practices comply with GAAP or any other applicable accounting standard.

     (g) To the best of Seller's knowledge, neither this Agreement nor any schedules, certificates or other document or information provided by Seller to Buyer in connection with this Agreement or the Related Agreements or the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements so made not misleading, at the time such statements were made and through the time of the Closing Date.

     (h) Neither the Seller, nor any of its shareholders, officers, employers or agents, has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with this Agreement, the Related Agreements or the transactions contemplated by such agreements for which Buyer could become liable or obligated.

         (i) Seller has not received any proceeds from the ATM processors with respect to the Purchased Assets that relate in whole or part to any period after the Closing Date.

         (j) To the best of Seller's knowledge, the persons listed on Exhibit 4.1(j) are the only persons with any potential interest in the Purchased Assets, including all investors in the Seller or any of Seller's assets, and Seller has provided notification to all such persons, and to any others required by law to be notified, in each case in accordance with Pennsylvania law of the Seller's assignment for the benefit of creditors and all other notices required to be delivered in connection with the Seller entering into this Agreement and performing its obligations hereunder. Upon consummation of the transactions contemplated hereby, Buyer will own all right, title and interest in the Purchased Assets, free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind. Any security interests existing in the Purchased Assets prior to the consummation of the sale of the Purchased Assets to Buyer shall attach to the proceeds of the sale.

4.2 Buyer Representations. Buyer represents and warrants to Seller as follows:

     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated by this Agreement and the Related Agreements.,

     (b) Prior to the Closing, this Agreement and each Related Agreement will have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes and, when executed, the Related Agreements will constitute, the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

     (c) Neither Buyer, nor any of its Shareholders, officers, employees or agents have employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with this Agreement, the Related Agreements or the transactions contemplated by such agreements for which Seller could become liable or obligated.

5. CERTAIN COVENANTS.

5.1 Approvals and Consents. Prior to Closing, Seller will obtain, in writing and without penalty to Buyer, all necessary approvals and consents required in order to authorize and approve this Agreement and the Related Agreements, and to consummate the assignment to, and assumption by, Buyer of the Purchased Assets, including without limitation (i) the consent of the merchants for the assignment of the Processing Merchant Agreements, and (ii) the Court Order approving and authorizing the sale of the Purchased Assets free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind and ordering that any such security interests, liens, restrictions, claims, encumbrances or charges shall attach to the proceeds of the sale contemplated herein. Prior to closing Buyer will obtain from its affiliate NMS, in writing and without penalty to Seller, satisfactory evidence of termination of all Placement Agreements between NMS and FHEP. On or prior to the Closing, Seller will use commercially reasonable efforts to obtain a letter from the Securities and Exchange Commission ("SEC") satisfactory to Buyer stating in form and substance that the SEC will not hold Buyer responsible for, or take any action against Buyer or the Purchased Assets, for any actions of FHEP or FHEP representatives.

5.2 Cooperation. Each of the Parties hereto will use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder.

5.3 Access to Properties and Records; Inspection. Seller shall give Buyer and its counsel, accountants and other representatives full access during normal business hours to all of the properties, personnel, financial and operating data, books, tax returns, contracts, commitments and records of Seller to the extent that they relate to the Purchased Assets. In addition, Seller hereby consents to Buyer contacting merchants that are parties to the Merchant Agreements to confirm that there have been no oral agreements or representations made with respect to the Merchant Agreements and to discuss the assignment of the Merchant Agreements. Such investigation shall not limit Seller's liability for the breach of Seller's representations and warranties herein even if Buyer's review did or should have revealed any such breach.

5.4 Operation of Business. From the date hereof until the Closing Date or the earlier termination of this Agreement pursuant to Section 8 hereof, Seller will:
(a) operate its business in the ordinary course; (b) other than as expressly contemplated to the contrary in this Agreement, use its best efforts to preserve its operations so that Buyer will obtain the benefits intended to be afforded by this Agreement; (c) not take any action which would result in any representation or warranty of Seller becoming incorrect or untrue in any respect; (d) obtain the prior written approval of Buyer in connection with all material decisions (equal to, or greater than, $5,000 revenue per month) affecting the Purchased Assets, or operations thereunder, other than material decisions undertaken in the ordinary course of business consistent with (a) above, (e) maintain all equipment that is the subject of a Merchant Agreement in good working order ordinary wear and tear excepted, and otherwise comply with all of its obligations under the Merchant Agreements; and (f) notify Buyer in writing promptly after Seller becomes aware of the occurrence of any event that might result in any of Seller's statements, representations and warranties under this Agreement or any Related Agreement being or becoming untrue.

5.5 Notices. Each of Buyer and Seller will promptly notify the other in writing if it receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatened before any court or governmental agency by any third party to restrain or prohibit, or obtain damages in respect of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

5.6 Further Assurances. Each Party will execute and deliver any further instruments or documents, and take all further action, reasonably requested by the other Party to carry out the transactions contemplated by this Agreement and the Related Agreements.

5.7 Merchant Expenses/ATM Processor Proceeds.

     (a) Seller shall be entitled to all proceeds from the ATM processors and be liable for all merchant expenses under the Merchant Agreements, in each case, that relate to the Purchased Assets for periods prior to Closing Date. Buyer shall reimburse Seller for all prepaid expenses relating to the Purchased Assets as of the Closing Date that represent expenses paid by the Seller that relate to the period beyond the Closing Date. Buyer shall reimburse Seller for that portion of prepaid expenses that relate to the post-closing period within ten days after the Closing.

     (b) Buyer shall be entitled to all proceeds from the ATM processors and be liable for all merchant expenses under the Merchant Agreements, in each case, that relate to the Purchased Assets for periods on or after the Closing Date.

     (c) FHEP agrees to pay, on or before the Closing Date, all amounts owed to any merchant or association and to any vendor or contractor listed on Exhibit B relating to the Purchased Assets that relate to periods prior to Closing Date. Any amounts owed by FHEP in which the specific amount owed is known and not paid by FHEP on or before the Closing Date will be deducted from the Purchase Price and paid by Buyer on FHEP's behalf. Any amounts owed by FHEP which remain unpaid by FHEP for more than 60 days after the Closing Date will be deducted from the Holdback and paid by Buyer on FHEP's behalf.

         (d) Buyer agrees that, after the Closing, it shall promptly remit to Seller any proceeds it receives from ATM processors that relate to the Purchased Assets for periods prior to the Closing Date. Seller agrees to promptly remit to Buyer any ATM processor proceeds it receives that relate to periods on or after the Closing Date. If Buyer or Seller receives processor proceeds relating to the pre-closing period or the post-closing period, as the case may be, then Buyer will remit to Seller, or Seller will remit to Buyer, as applicable, a pro rata portion of the net processor proceeds received from the ATM processors, after paying all expenses related strictly to merchant contracts. Such allocation shall be based on the number of days to which such payment relates that are prior to the Closing Date versus the number of such days that fall on or after the Closing Date. Any such payment shall be made by Seller or Buyer, as applicable, to the other within ten days after such Party's receipt of such funds from the processor.

5.8 Indemnification. FHEP will indemnify, defend and hold Buyer, its Affiliates (as defined below) and their respective stockholders, directors, officers, employees, legal representatives, agents, successors and assigns (the "Indemnified Parties") harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Indemnified Parties (collectively, "Losses") arising from or directly or indirectly relating to:

     (a) any breach by Seller of any term or provision of this Agreement or any Related Agreement, including without limitation, Seller's representations and warranties contained herein; or

     (b) Seller's performance or breach under any of the Merchant Agreements prior to the Closing Date; or

     (c) any termination fee owed to ATM processors or any other third parties providing services that related to the Purchased Assets prior to the Closing Date, the contracts for which are not assumed by Buyer; or

     (d) any other expense or liability relating to the Purchased Assets arising or occurring prior to the Closing Date.

          "Affiliate" means, with respect to any Person (as hereinafter defined), any Person that controls, is controlled by or is under common control with such Person, together with its and their respective members, partners, venturers, directors, officers, stockholders, agents, employees and spouses. A Person shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of another Person, whether through ownership of voting securities, by contract, or otherwise. "Person" means an individual, partnership, limited liability company, association, corporation, or other entity.

5.9 Indemnification by Buyer. Buyer shall indemnify, defend and hold Seller, its Affiliates and their respective Indemnified Parties harmless from and against any and all Losses arising from or directly or indirectly relating to:

     (a) any breach by Buyer of any term or provision of this Agreement or any Related Agreement, including without limitation, Buyer's representations, warranties and covenants contained herein; or

     (b) Buyer's performance or breach of the Merchant Agreements after the Closing Date or

     (c) any other expense or liability relative to the Purchased Assets or Assumed Liabilities arising or occurring after the Closing Date.

5.10 ACH Releases. Seller shall deliver to Buyer, within ten business days prior to the Close Date, authorization release forms duly executed by each of the merchant's party to the Processing Merchant Agreements, authorizing EFT Integration to debit and credit the merchant bank accounts, in form and substance substantially in the form attached hereto as Exhibit 5.10.

5.11 Survival of Representations and Warranties. The parties' representations and warranties contained herein shall survive the Closing for a period of two
(2) years, or until FHEP has been liquidated with the approval of the Court, whichever occurs first.

5.12 Exclusivity. From the date hereof through the Closing Date or the termination of this Agreement, whichever first occurs, Seller shall not, nor shall Seller authorize or permit any of its directors, officers, employees, representatives, agents or Affiliates to, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any Person (other than Buyer and its directors, officers, employees, representatives and agents) concerning a sale, assignment or other transfer of the Purchased Assets, either directly or through a stock purchase or merger or other acquisition structure.

5.13 Transfer of Vendor Services. Seller shall fully cooperate in Buyer's efforts to enter into agreements, in form and substance satisfactory to Buyer, with each of Chartbank, Coredata Resources, EPA/MAC, Premiere Armored, Loomis Fargo, Amsa and Efmark, for the provision of services related to the Purchased Assets during a transition period following Closing.

6. LOST VALUE.

     Seller shall pay to Buyer the Estimated Lost Profit Amount, as defined below, with respect to any Processing Merchant Agreement that was in effect prior to the Closing Date and is terminated on or prior to the six month anniversary of the Closing Date (the "Measurement Period"), and where such termination is a result of gross negligence of the Seller prior to the Closing Date (Qualified Terminations). Buyer shall notify Seller of Qualified Terminations on a monthly basis starting in the month immediately following the Closing. Buyer will provide to Seller the location information and the applied formula for calculating loss as specified in this Agreement with respect to any Qualified Termination. Seller shall have thirty days from its receipt of Buyer's calculation of the loss (the "Objection Period") to notify Buyer of an error in the average net revenue for any Processing Merchant Agreement used for such calculation or any error in correctly applying the formula set forth below for any terminated contract included in such calculation.

     If no objection is made within the Objection Period, Seller shall be deemed to have accepted the calculation of the Estimated Lost Profit Amount. To the extent the Holdback remaining at such time is less than the amount owed by Seller under this Section 6, Seller shall pay to Buyer within seven (7) business days after the expiration of the Objection Period, the Estimated Lost Profit Amount set forth in the Buyer's notice less the amount paid from the escrow fund.

     If Seller does timely object to the calculation of the Estimated Lost Profit amount, as permitted above, Seller shall, within seven (7) business days after expiration of the Objection Period, pay to Buyer the amount not in dispute and the Parties shall use their good faith efforts to resolve their dispute. If after fifteen (15) business days the Parties are unable to resolve their dispute, Seller may institute suit for the collection of the remaining unpaid amount of the total Estimated Lost Profit Amount. Any amount not paid by Buyer or Seller under this Section 6 when due shall bear interest at the highest rate permitted by law from the due date until paid in full.

     For purposes of this Agreement, the Estimated Lost Profit Amount for each Qualified Termination shall be an amount equal to the average monthly revenue for each location terminated as set forth on Exhibit 4.1(e), less a variable expense factor of 65%, multiplied by the remaining number of months on the original term without regard for any potential renewal.

7. CONDITIONS PRECEDENT.

7.1 Conditions to Buyer's Obligations. Buyer's obligations under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Buyer:

     (a) Seller will have complied with and performed in all material respects its obligations under this Agreement and the Related Agreements required to be complied with or performed prior to Closing.

     (b) All representations and warranties of Seller in this Agreement and the Related Agreements will be true and correct in all material respects as of the date when given and on the Closing Date.

     (c) All consents, approvals and waivers required to consummate the transactions contemplated by this Agreement and the Related Agreements will have been obtained in writing by Seller and provided to Buyer without any penalty or condition which is adverse to Buyer. Buyer will have received evidence of the due authorization and execution of this Agreement by Seller in form and substance satisfactory to Buyer.

     (d) There will not have been any material adverse change in the business, prospects or future business relating to the Purchased Assets, or any event which may, in the future, cause such a change or any pending or threatened material litigation or other proceeding relating to the Purchased Assets.

     (e) Seller shall have delivered to Buyer ACH authorization release forms in form and substance satisfactory to Buyer, duly executed by each of the merchants party to the Processing Merchant Agreements as required pursuant to Section 5.9 hereof.

     (f) Buyer shall have received all of the items set forth in Sections 3.2(a) and 3.2(d).

7.2 Condition to Seller's Obligations. Seller's obligations under this Agreement are subject to the satisfaction, on the Closing Date, of the following conditions, which may be waived by Seller:

     (a) Buyer will have complied with and performed, in all material respects, its obligations under this Agreement and the Related Agreements.

     (b) All representations of Buyer in this Agreement or the Related Agreements will be true and correct as of the date when given and on the Closing Date.

     (c) Seller and/or Escrow Agent shall have received all of the items set forth in Section 3.2(b) and 3.2(c).

8. TERMINATION OF AGREEMENT; EFFECT OF TERMINATION.

8.1 Termination. This Agreement may be terminated at any time before the Closing as follows:

     (a) By Buyer, by notice to Seller, if any of Buyer's conditions precedent to Closing have not been satisfied as of August 31, 2004 or have become incapable of being satisfied by such date.

     (b) By Seller, by notice to Buyer, if any of Seller's conditions precedent to Closing have not been satisfied as of August 31, 2004 or have become incapable of being satisfied by such date.

8.2 Effect of Termination. Upon a termination in accordance with Section 8.1, this Agreement will have no further force or effect. Buyer will immediately return the ACH Releases delivered pursuant to Section 5.9. Notwithstanding the foregoing, each Party will be liable to the other for any breaches by such Party prior to termination of this Agreement.

9. Specific Representation & Warranty. William L. Atkinson and James Robert Walker represent and warrant to Buyer all items listed in section 4.1 and such stated representation and warranty shall survive the Closing for a period of two
(2) years.

10 MISCELLANEOUS.

10.1 No Waiver. No waiver of any breach of any provision of this Agreement will be deemed a waiver of any other breach of this Agreement. No extension of time for performance of any act will be deemed an extension of the time for performance of any other act.

10.2 Severability. The provisions of this Agreement will be deemed severable, and if any provision of this Agreement is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not be affected but will remain binding in accordance with their terms.

10.3 Entire Agreement; Amendment. This Agreement, the Related Agreements and the schedules, exhibits and attachments to such agreements contain the entire agreement of the Parties with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by all of the Parties hereto. The headings in this Agreement are solely for convenience of reference and will not affect the interpretation of any provision of this Agreement.

10.4 Applicable Law. This Agreement will be construed in accordance with and governed by the laws of the State of Florida. Jurisdiction and venue for all disputes relating to this Agreement shall lie with the state and federal courts located in St. Johns County, Florida.

10.5 Time is of the Essence. The Parties to this Agreement acknowledge and agree that time is of the essence with respect to the consummation of the transactions contemplated by this Agreement and each Related Agreement.

10.6 Binding Agreement, Assignment. The terms and provisions of this Agreement will bind the Parties and their respective permitted successors and assigns. Neither this Agreement nor any Related Agreement may be assigned by Seller or Buyer, without the prior written consent of the other.

10.7 Expenses. Each Party will pay all of its expenses, including attorneys' and accountants' fees in connection with the negotiation of this Agreement or any Related Agreement, the performance of its obligations hereunder or thereunder, and the consummation of the transactions contemplated by this Agreement or any Related Agreement; provided that in any proceeding or other attempt to enforce, construe or to determine the validity of this Agreement or any Related Agreement, the nonprevailing Party will pay the reasonable expenses of the prevailing Party, including reasonable attorneys' fees and costs.

10.8 Notices. All notices, demands or other communications required or permitted to be given hereunder will be in writing, and any and all such items will be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows; or as of the business day if by facsimile to the facsimile number set forth below:

                  Notices to Seller:
                           Family Heritage Estate Portfolio, Inc.
                           102 Merchant Lane
                           Pittsburgh, PA  15205
                           Attn:  William L. Atkinson
                           Phone:  412-809-9890
                           Fax:  412-809-9891

                  With a Copy to:
                           Inglewood Associates, Inc.
                           Attn: Mark DuMars
                           160 Inglewood Drive
                           Pittsburgh, PA 15228
                           Phone: 412-343-5886
                           Fax: 412-343-5806

                  Notices to Buyer:
                           Global Axcess Corp
                           224 Ponte Vedra Park Drive
                           Ponte Vedra Beach, Florida 32082
                           Attn:  David J. Surette
                           Phone:  904-395-1135
                           Fax:  904-280-8588

10.9 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

10.10 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

10.11 Publicity. Each party agrees to notify the other prior to issuing any press release or making any public statement regarding the transactions contemplated hereby, and will attempt to obtain the reasonable approval of the other party prior to making such release or statement, except where such release or statement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement, in which case the disclosing party shall endeavor to provide the other party with as much prior notice of the content of such release or statement as is reasonably practicable under the circumstances.

10.12 Confidentiality. Other than as contemplated by this Agreement, Seller will maintain in confidence, and will cause its directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information in its possession relating directly or indirectly to the Purchased Assets, unless such information becomes publicly available through no fault of Seller, or its directors, officers, employees, agents or advisors, the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, or the furnishing or use of such information is required by legal proceedings or otherwise required by law. If this Agreement is terminated pursuant to Section 8.1, this Section 10.12 shall be of no further force or effect.

     The Parties have executed and delivered this Agreement on the date set forth in the introductory paragraph of this Agreement.

Seller:                                            Buyer:

FAMILY HERITAGE ESTATE PORTFOLIO, INC.,            GLOBAL AXCESS CORP,
a Pennsylvania corporation                         a Nevada corporation


By: INGLEWOOD ASSOCIATES, INC.,
      a Pennsylvania corporation, as Receiver

By:                                                 By:
    ----------------------------------------        -----------------------
   Name:  Mark A. DuMars                            Name:  Michael J. Dodak
   Title:  President                                Title:  Chief Executive
                                                            Officer




WILLIAM L. ATKINSON

------------------------------------------
James R. Walker


------------------------------------------
Linda Maloney